As filed with the Securities and Exchange Commission on September 25, 2009
                                                     Registration No. 333-129849


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               BV FINANCIAL, INC.
             (exact name of registrant as specified in its charter)

        United States                                  14-1920944
        -------------                                  ----------
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)


                              7114 North Point Road
                            Baltimore, Maryland 21219
                                 (410) 477-5000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                  BV Financial, Inc. 2005 Equity Incentive Plan
                            (Full Title of the Plan)
                            ------------------------


                                Edmund T. Leonard
                      Chairman and Chief Financial Officer
                               BV Financial, Inc.
                                1230 Light Street
                               Baltimore, MD 21230
                                 (410) 547-1088
                (Name, address, including zip code, andtelephone
               number, including area code, of agent for service)

                                   Copies to:
                              Paul M. Aguggia, Esq.
                              Scott A. Brown, Esq.
                             Kilpatrick Stockton LLP
                              607 14th Street, N.W.
                             Washington, D.C. 20005
                                 (202) 508-5800

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1, filed by BV Financial, Inc., (the "Company"), relates to the Registration Statement on Form S-8 (Registration Number 333-129849) filed by the Company on November 21, 2005 (the "Registration Statement") with the SEC pertaining to 181,447 shares of common stock, par value $0.01 per share, that may be issued as awards under the BV Financial, Inc. 2005 Equity Incentive Plan.

         On September 25, 2009, the Company filed a Form 15 with the SEC to effect the deregistration of its common stock. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BV Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on September 25, 2009.

                                BV FINANCIAL, INC.


                                By: /s/ Edmund T. Leonard
                                    --------------------------------------------
                                    Edmund T. Leonard
                                    Chairman and Chief Financial Officer
                                    (principal accounting and financial officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                                    Title                                  Date
       ----                                    -----                                  ----

/s/ Edmund T. Leonard              Chairman and Chief Financial Officer         September 25, 2009
---------------------------        (principal financial and
Edmund T. Leonard                  accounting officer)



/s/ Carolyn M. Mroz                President, Chief Executive Officer           September 25, 2009
---------------------------        and Director
Carolyn M. Mroz                    (principal executive officer)



                                   Director
---------------------------
Frank W. Dingle



      *                            Director
---------------------------
Brian K. McHale



      *                            Director
---------------------------
Anthony J. Narutowicz



      *                            Director
---------------------------
Jerry S. Sopher



      *                            Director
---------------------------
Michael J. Birmingham, III



      *                            Director
---------------------------
Daniel J. Gallagher, Jr.



      *                            Director
---------------------------
Catherine M. Staszak



      *                            Director
---------------------------
Robert R. Kern, Jr.


* Pursuant to a Power of Attorney filed as Exhibit 24.0 to the Registration Statement on Form S-8 for BV Financial on November 21, 2005.



     /s/ Edmumd T. Leonard                           September 25, 2009
     -------------------------------
     Edmund T. Leonard